Exhibit 99.1

Rand Capital SBIC Participates in Equity Financing and Partial Sale of Innov-X Securities

          BUFFALO, N.Y., Dec. 22 /PRNewswire-FirstCall/ -- Rand Capital SBIC (Nasdaq: RAND) (http://www.randcapital.com) announced that it participated in an equity financing of Woburn, Massachusetts based Innov-X Systems, Inc.     Rand has sold approx. 23% of its security holdings in the Company for approx. $2.4 million; of which $1.6 million has been paid at closing; the remainder will be held in escrow subject to certain conditions.     Concurrent with the financing Innov-X repaid their $600,000 debenture, and Rand re-invested $1 million into Innov-X as part of the financing round.

          Information in this press release contains forward-looking statements and reflect the Corporation’s current beliefs.  Numerous factors could cause actual results to differ materially.  See the Corporation’s Securities and Exchange Commission filings for a discussion of risks and uncertainties associated with venture capital investing that could affect actual results. Rand Capital Corporation undertakes no obligation to revise these forward- looking statements for new events and uncertainties.

          ABOUT RAND CAPITAL
          Rand Capital is a publicly held Business Development Company (BDC) licensed by the Small Business Administration (SBA) as a Small Business Investment Company (SBIC).  Rand is traded on the NASDAQ under the symbol “RAND”.  Rand is headquartered in Buffalo, NY.  http://www.randcapital.com

SOURCE  Rand Capital Corporation
          -0-                                        12/22/2006
          /CONTACT:  Allen F. Grum, +1-716-853-0802/
          /Web site:  http://www.randcapital.com /
          (RAND)